Exhibit 10.38
Modification of Indemnification Agreement

___________________________:
As you know, United Natural Foods, Inc. (the “Corporation”) provides indemnification to you as a director or officer of the Corporation pursuant to a written indemnification agreement dated ______, 20____     (your “Indemnification Agreement”).
Your Indemnification Agreement will be modified, effective immediately, by adding the following sentence as the new last sentence of Paragraph 5 of your Indemnification Agreement:
Further, the Corporation shall not be obligated under this Agreement to make any payment to Indemnitee with respect to any Proceeding in which Indemnitee is held by a court of competent jurisdiction, in a final judgment from which no appeal can be taken, to have violated or breached any fiduciary duty imposed on Indemnitee by the Employee Retirement Income Security Act of 1974, as amended.
Please indicate your agreement to this modification of your Indemnification Agreement by signing below.

AGREED:	UNITED NATURAL FOODS, INC.

By:

Its:

Dated:	Dated: